UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 23, 2008

Date of report (Date of earliest event reported)

CBRE REALTY FINANCE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33050	30-0314655
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 Asylum Street, 31st Floor Hartford, Connecticut	06103
(Address of Principal Executive Offices)	(Zip Code)

(860) 275-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 23, 2008, CBRE Realty Finance, Inc. (the “Company”) issued a joint press release with Arbor Realty Trust, Inc. (“Arbor”) announcing that it had entered into a settlement agreement (the “Agreement”) with Arbor and certain of its affiliates (collectively, the “Arbor Group”) under which, among other things, the Arbor Group has agreed to irrevocably withdraw its nomination of a slate of candidates for election to the Company’s Board of Directors (the “Board”) at the Company’s 2008 annual meeting of stockholders (the “Annual Meeting”) and to vote its shares in favor of all of the Board’s director nominees at the Annual Meeting. As part of the Agreement, the Company has agreed that it will not exclude Arbor from the opportunity to participate in any sale process that may be initiated by the Board during the 12-month period following the date of the Agreement that seeks proposals for the acquisition of all or substantially all of the common stock or assets of the Company, provided that Arbor complies with the terms and conditions generally applicable to the other participants in any process.

The Agreement also contains standard and customary terms such as mutual release by the parties to the Agreement and a standstill provision which provides that for a period of 12 months, the Arbor Group will not, among other things, engage or participate, directly or indirectly, in any solicitation of proxies or consents, advise, encourage or influence any person with respect to the voting of its shares of common stock at the Annual Meeting or any other meeting of the Company’s stockholders that occurs prior to the termination of the Agreement, nominate or propose any person for election to the Board, or act, alone or in concert with others, to control or influence the management, the Board or policies of the Company, without the prior written consent of the Board. The Arbor Group has also agreed to waive any right (whether by statute or agreement) to inspect records and lists of Company stockholders in connection with the Annual Meeting. In addition, the Agreement contains a non-disparagement provision which provides that each party shall not, for a period of 12 months, directly or indirectly, individually or in concert with others, engage in any conduct that is calculated to or reasonably could be expected to have an effect of disparaging the other party, subject to certain exceptions.

The foregoing is a summary of the terms of the Agreement. Such summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

IMPORTANT INFORMATION AND WHERE TO FIND IT

The Company plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement (the “2008 Proxy Statement”) relating to its 2008 annual meeting of stockholders, which has not yet been scheduled. The Company, its directors and certain of its officers may be deemed, under the SEC’s rules, to be participants in a solicitation of proxies from its stockholders in connection with the 2008 annual meeting of stockholders. Information regarding those directors and officers and their respective interests is set forth in the Schedule 14A filed by the Company with the SEC on February 4, 2008. Investors should read the 2008 Proxy Statement when it becomes available because it will contain important information. Investors can obtain the Schedule 14A and, after it is filed, will be able to obtain the 2008 Proxy Statement for free at the SEC’s website at www.sec.gov and the Company’s website at www.cbrerealtyfinance.com.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Settlement Agreement, by and among CBRE Realty Finance, Inc., Arbor Realty Trust, Inc. and Ivan Kaufman, dated April 23, 2008.

99.1	Joint press release of CBRE Realty Finance, Inc. and Arbor Realty Trust, Inc., dated August 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2008

CBRE REALTY FINANCE, INC.

By:	/s/ Michael Angerthal
Name:	Michael Angerthal
Title:	Chief Financial Officer